Exhibit Index



        Exhibit
        -------

          11        -  Statement re computation
                       of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                     For the three months
                                                        ended June 30,
                                                     --------------------
                                                        1997      1996
                                                     --------- ----------
Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period ......................    8,837    7,747

Weighted average shares issued .....................        5       66

Acquisition of treasury stock ......................      --       (51)
Assumed exercise of certain stock options ..........      204      479
                                                       ------   ------


Weighted shares - end of period ....................    9,046    8,241
                                                       ======   ======


                                Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                      For the six months
                                                         ended June 30,
                                                      ------------------
                                                        1997      1996
                                                      --------  --------
Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period ......................    8,826     7,682

Weighted average shares issued .....................       21        75

Acquisition of treasury stock ......................       (6)      (25)

Assumed exercise of certain stock options ..........      250       502
                                                       ------    ------


Weighted shares - end of period ....................    9,091     8,234
                                                       ======    ======